Exhibit 10.34
Officer
French Sub-Plan
UGI CORPORATION
AMENDED AND RESTATED 2004 OMNIBUS EQUITY COMPENSATION PLAN
SUB-PLAN FOR FRENCH EMPLOYEES AND CORPORATE OFFICERS
PERFORMANCE UNIT GRANT LETTER
This PERFORMANCE UNIT GRANT, dated January 1, 2011 (the “Date of Grant”), is delivered by UGI Corporation (“UGI”) to                                          (the “Participant”).
RECITALS
The UGI Corporation Amended and Restated 2004 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of performance units (“Performance Units”) with respect to shares of common stock of UGI (“Shares”). The Sub-Plan for French Employees and Corporate Officers (the “Sub-Plan”) sets forth the terms and conditions applicable to the Performance Units granted under Section 9 of the Plan to employees and corporate officers who are, or may become, liable to taxation on compensation in France. The Board of Directors of UGI (the “Board”) has decided to grant Performance Units to the Participant under the Sub-Plan.
NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:
1. Grant of Performance Units. Subject to the terms and conditions set forth in this Grant Letter, in the Plan and in the Sub-Plan, the Board hereby grants to the Participant  _____  Performance Units. The number of Performance Units set forth above is the maximum number of Shares that may be earned pursuant to this award. The Performance Units are contingently awarded and will be earned (and the corresponding ownership of Shares will be transferred to the Participant) after the expiration of the Measurement Period (as defined below) if and to the extent that the performance goals and other conditions of the Grant Letter are met.
2. Performance Goals.
(a) The Participant shall earn the right to issuance of Shares corresponding to the Performance Units after the expiration of the Measurement Period if the performance goals described in subsection (b) below are met for the Measurement Period, and if the Participant continues to be employed by, or provide service to, the Company (as defined in the Plan) at least until the expiration of the Measurement Period (except in the event of death, Disability or Retirement of the Participant). The Measurement Period is the period beginning January 1, 2011 and ending December 31, 2013. The Measurement Period will correspond under French law to the “période d’acquisition” as referred to under section L.225-197-1 of the French Commercial Code.

(b) The maximum number of Performance Units set forth in Section 1 hereof will be payable if UGI’s Total Shareholder Return (TSR) equals the highest TSR of a peer group for the Measurement Period. The peer group is the group of companies that comprises the Russell Midcap Utility Index, excluding telecommunications companies, as of the beginning of the Measurement Period, as set forth on the attached Exhibit A. If a company is added to the Russell Midcap Utilities Index during the Measurement Period, that company is not included in the TSR calculation. A company that is included in the Russell Midcap Index at the beginning of the Measurement Period will be removed from the TSR calculation only if the company ceases to exist as a publicly traded company during the Measurement Period (including by way of a merger or similar transaction in which the company is not the surviving company). Companies that are designated at the beginning of the Measurement Period as telecommunications companies in the Russell Midcap Utilities Index shall be excluded from the TSR calculation. The actual amount of the award of Performance Units may be lower than the maximum award, or even zero, based on UGI’s TSR percentile rank relative to the companies in the S&P Utilities Index, as follows:

UGI’s TSR Rank
(Percentile)	Percentage of Maximum Award Earned

Highest	100%
90th	87.5%
75th	75.0%
60th	62.5%
50th	50.0%
40th	25.0%
less than 40th	0%
The percentage of Performance Units earned will be interpolated between each of the measuring points.
(c) TSR shall be calculated by UGI using the comparative returns methodology used by Bloomberg L.P. or its successor at the time of the calculation. The share price used for determining TSR at the beginning and the end of the Measurement Period will be the average price for the 90-day period preceding the beginning of the Measurement Period (i.e., the 90-day period ending on December 31, 2010) and the 90-day period ending on the last day of the Measurement Period (i.e., the 90-day period ending on December 31, 2013). The TSR calculation gives effect to all dividends throughout the three-year Measurement Period as if they had been reinvested.
(d) The percentage of the maximum award earned shall be based on UGI’s TSR rank as described in clause (b) of this Section 2 and will determine the number of Performance Units (and the number of Shares corresponding to the Performance Units) acquired by the Participant.
(e) At the end of the Measurement Period, the Compensation and Management Development Committee of the Board (the “Committee”) will determine whether and to what extent the performance goals have been met and the number of Shares to be issued with respect to the Performance Units. Except as described in Section 3 below, the Participant must be employed by, or providing service to, the Company on December 31, 2013 in order for the Participant to receive Shares with respect to the Performance Units.

3. Termination of Employment or Service.
(a) Except as described below, if the Participant’s employment or service with the Company terminates before the end of the Measurement Period, the Performance Units granted under this Grant Letter will be forfeited.
(b) If the Participant terminates employment or service on account of Retirement (as defined in Section 8) or Disability (as defined in Section 8), the Participant will earn a pro-rata portion of the Participant’s outstanding Performance Units, if the performance goals and the requirements of this Grant Letter are met. The prorated portion will be determined as the number of Shares that would otherwise be issuable after the end of the Measurement Period, based on achievement of the performance goals, multiplied by a fraction, the numerator of which is the number of calendar years during the Measurement Period in which the Participant has been employed by, or provided service to, the Company and the denominator of which is three. For purposes of the proration calculation, the calendar year in which the Participant’s termination of employment or service on account of Retirement or Disability occurs will be counted as a full year.
(c) In the event of termination of employment or service on account of Retirement or Disability, the prorated number of Shares shall be issued after the end of the Measurement Period, pursuant to Section 4 below.
(d) In the event of termination of employment or service on account of death, the representative of the Participant’s estate may ask within six months of the death to receive immediately the Shares issuable with respect to the Performance Units granted to the Participant.
4. Payment with Respect to Performance Units. If the Committee determines that the conditions to payment of the Performance Units have been met, the Company shall issue to the Participant, between January 1, 2014 and March 15, 2014, the number of Shares based on the achievement of the performance goals, up to the maximum award specified in Section 1 above.
5. Standstill Period.
(a) After the Measurement Period has expired and during the Standstill Period (as defined below), the Participant shall not sell, assign, transfer, pledge or otherwise dispose of the Shares granted under the Performance Units.
(b) The Standstill Period is the two-year period beginning after the expiration of the Measurement Period on the date of issuance of the Shares to the Participant (and will correspond under French law to the “période d’obligation de conservation” as referred to under section L.225-197-1 of the French Commercial Code). However, the Standstill Period shall not be applicable to the extent provided under French law in the event of death of the Participant or disability of the Participant corresponding to the classification of the second or third categories of Article L.341-4 of the French social security code.

6. Transfer of Shares. Except as otherwise provided below and subject to the Company’s insider trading policies, after the Measurement and Standstill Periods have expired, the Participant shall have the right to transfer the Shares without any limitations. However, Shares cannot be transferred (i) during the ten trading days preceding and following the date on which the consolidated accounts or annual accounts of the Company are published and (ii) during a period (x) starting from the date on which the officers and directors of the Company became aware of any information which, if published, could significantly affect the Company’s market price and (y) ending at the close of the tenth trading day following the publication of the information.
7. Change of Control. If a Change of Control occurs, the Board may take such action as it deems appropriate pursuant to the Plan and the Sub-Plan.
8. Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:
(a) “Company” means UGI and its Subsidiaries (as defined in the Plan).
(b) “Disability” means a long-term disability as defined in the Company’s long-term disability plan applicable to the Participant.
(c) “Employed by, or provide service to, the Company” shall mean employment or service as an employee or director of the Company.
(d) “Retirement” means termination of employment after attaining age 55 with ten or more years of service with the Company.
9. Grant Subject to Plan Provisions and Company Policies.
(a) This grant is made pursuant to the Plan, the Terms and Conditions established by the Board with respect to the Plan and the Sub-Plan, all of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan and the Sub-Plan. The grant of Performance Units and the issuance of Shares hereunder are subject to interpretations, regulations and determinations concerning the Plan and the Sub-Plan established from time to time by the Board in accordance with the provisions of the Plan and the Sub-Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan and the Sub-Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b) All Shares issued pursuant this grant shall be subject to the UGI Corporation Stock Ownership Policy as in effect from time to time.
10. No Employment or Other Rights. The grant of Performance Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

11. No Shareholder Rights. During the Measurement Period, neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares related to the Performance Units, unless and until certificates for Shares have been issued to the Participant or successor.
12. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, the representative of the Participant’s estate may ask to receive the Shares acquired by the Participant’s estate within 6 months of the death. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.
13. Tax Considerations. Neither UGI Corporation nor any subsidiary shall be held liable for the personal tax treatment of any Participant under this Grant.
14. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
15. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
16. Authorization to Release Necessary Personal Information.
(a) The Participant hereby authorizes and directs the Participant’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan (including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands and agrees that the Data may be transferred to the Company, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party or with whom Shares acquired under the Performance Units or cash from the sale of such Shares may be deposited. The Participant acknowledges and agrees that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Participant’s residence. Furthermore, the Participant acknowledges, agrees and understands that the transfer of the Data to the Company, or to any third parties, is necessary for the Participant’s participation in the Plan. The Participant understands and agrees that the Data will be held only as long as necessary to implement, administer and manage the Participant’s participation in the Plan. For all transfers, the Participant’s employer agrees and warrants that the processing, including the transfer itself, of the Data will be carried out in accordance with the French and European legal data protection regulation.

(b) The Participant may at any time amend the Data and/or withdraw the consents herein, by contacting the Participant’s local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect the Participant’s ability to exercise or realize benefits from the grant of Performance Units, and the Participant’s ability to participate in the Plan.
17. No Entitlement or Claims for Compensation.
(a) The grant of Performance Units under the Plan is made at the discretion of the Board, and the Plan may be suspended or terminated by UGI at any time. The grant of an award in one year or at one time does not in any way entitle the Participant to a grant in the future. The Plan is wholly discretionary in nature and is not to be considered part of the Participant’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Performance Units is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract (if any).
(b) The Participant shall have no rights to compensation or damages as a result of the Participant’s cessation of employment for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from the Participant’s ceasing to have rights under this grant as a result of such cessation or from the loss or diminution in value of such rights. If the Participant did acquire any such rights, the Participant is deemed to have waived them irrevocably by accepting the grant.

IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

Attest	UGI Corporation

By:
Margaret M. Calabrese		Robert H. Knauss
Corporate Secretary		Vice President and General Counsel
I hereby acknowledge receipt of the Plan, the Terms and Conditions and the Sub-Plan incorporated herein. I have read the above-mentioned documents and have understood the terms and conditions of them. I accept the Performance Units described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, the Sub-Plan and this Grant Letter. I hereby further agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Grant.

Participant

EXHIBIT A
UGI CORPORATION
PERFORMANCE UNIT PEER GROUP
RUSSELL MIDCAP UTILITIES
(EXCLUDING TELECOMS)
as of 1/1/2011
AES Corp. (AES)
AGL Resources (AGL)
Allegheny Energy (AYE)
Alliant Energy (LNT)
Ameren Corporation (AEE)
American Water Works (AWK)
Aqua America Inc. (WTR)
Atmos Energy (ATO)
Calpine Corp. (CPN)
Centerpoint Energy (CNP)
CMS Energy Corp. (CMS)
Consolidated Edison Inc. (ED)
Constellation Energy (CEG)
DPL Inc. (DPL)
DTE Energy Co. (DTE)
Edison International (EIX)
Energen Corp. (EGN)
FirstEnergy Corp. (FE)
Genon Energy Inc. (GEN)
Great Plains Energy (GXP)
Hawaiian Electric (HE)
Integrys Energy (TEG)
ITC Holdings Corp. (ITC)
MDU Resource Group (MDU)
National Fuel Gas Co. (NFG)
NiSource Inc. (NI)
Northeast Utilities (NU)
NRG Energy (NRG)
NStar (NST)
NV Energy Inc. (NVE)
OGE Energy Corp. (OGE)
ONEOK Inc. (OKE)
Ormat Technologies (ORA)
Pepco Holdings (POM)
Pinnacle West Capital Corp. (PNW)
PPL Corporation (PPL)
Progress Energy (PGN)
Questar Corp. (STR)
Scana Corp. (SCG)
Sempra Energy (SRE)
Teco Energy Inc. (TE)
UGI Corporation (UGI)
Vectren Corp. (VVC)
Westar Energy, Inc. (WR)
Wisconsin Energy (WEC)
XCEL Energy Inc. (XEL)